Exhibit 10.8

FLUENCE ENERGY, LLC

PHANTOM EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

1.1            The purpose of this Fluence Energy, LLC Phantom Equity Incentive Plan (this “Plan”) is to promote the interests of Fluence Energy, LLC (“Fluence” or the “Company”), and its Affiliates (as defined below) by (a) attracting and retaining officers, directors, managers employees and consultants of Fluence and its Affiliates and (b) enabling such persons to acquire an economic interest in Fluence and participate in the long-term growth and financial success of Fluence through the grant of rights to receive cash payments under the circumstances described herein. This Plan is not intended to preclude other management incentive awards and programs.

ARTICLE 2.

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined in this Plan shall have the meanings set forth in the Second Amended and Restated Fluence Energy, LLC Limited Liability Company Agreement entered into as of December 29, 2020, as it may be amended from time to time (the “Fluence LLC Agreement”).

2.1            “Administrator” shall mean the administrator of the Plan as set forth in Article 3.

2.2            “Award Agreement” shall mean any written agreement, contract, or other instrument or document in a form approved by the Administrator, in its sole discretion, which evidences any Phantom Units awarded hereunder or otherwise subject to the terms of the Plan, and which is executed or acknowledged by a Participant.

2.3            “Board” shall mean the Board of Directors of Fluence.

2.4            “Cause” shall mean (a) “Cause” as defined in the Participant’s employment or service agreement, or (b) if no such agreement or if “Cause” is not defined in such agreement, the occurrence of one or more of the following events or conditions, as determined by the Administrator in good faith, (i) a material breach by the Participant of any of his or her obligations set forth in any written agreement with Fluence or any of its Subsidiaries as the same may then be in effect; (ii) fraud, embezzlement, theft or other material dishonesty by the Participant in connection with services to or otherwise with respect to Fluence or any of its Affiliates; (iii) the Participant’s commission of any act or omission that results in or could reasonably be expected to result in any material damage or harm to the business, property or reputation of Fluence or any of its Affiliates; (iv) the Participant’s commission of, indictment for, or a plea of nolo contendere to, any felony under any state, federal or foreign law or any crime involving moral turpitude or dishonesty; (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs, or repeated intoxication with alcohol, at the premises of Fluence or any of its Affiliates or otherwise while performing (or holding himself or herself as performing) services for or on behalf of Fluence or any of its affiliates; (vi) Participant’s prolonged and unexcused absence from work (other than by reason of Disability); or (vii) refusal or failure by the Participant to attempt in good faith to follow or carry out the reasonable instructions of the Board or the Participant’s supervisor which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the Participant by Fluence or any Subsidiary.

2.5            “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2.6          “Consultant” shall mean any consultant or adviser (other than a Director) if: (a) the consultant or adviser renders bona fide services to Fluence or a Subsidiary thereof; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Fluence’s securities; and (c) the consultant or adviser is a natural person.

2.7         “Deferred Consideration” means, in connection with a Liquidation Event (other than an Initial Public Offering), any amounts of consideration payable to holders of Fluence Units after the consummation of the transaction, including any post-closing purchase price adjustment, earn-out, holdback (whether or not escrowed) or any other form of deferred consideration, but excluding any closing-date payments that are delayed beyond the closing of the transaction solely for administrative convenience, as determined in the sole discretion of the Administrator.

2.8            “Director” shall mean any member of the Board.

2.9            “Disability” shall mean the Board has made a good faith determination that the Participant has become physically or mentally incapacitated or disabled such that the Participant is unable to perform for Fluence substantially the same services, with or without accommodation, as the Participant performed prior to incurring such incapacity or disability, and such incapacity or disability exists for an aggregate of three (3) calendar months in any twelve (12) month period. In connection with making such determination, Fluence, at its option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability, and the determination made by such physician shall be binding on the parties for the purposes of this Agreement.

2.10     “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of Fluence or one of its Subsidiaries.

2.11           “Fair Market Value” of a Unit as of a given date shall, subject to Section 6.2(b), be:

(a)            The closing price of a Unit on the New York Stock Exchange, Nasdaq or such other principal exchange on which such units are then trading, if any (or as reported on any composite index which includes the New York Stock Exchange, Nasdaq or such other principal exchange), on the most recent trading day prior to such determination date on which a sale occurred; or

(b)            If Units are not traded on an exchange but are quoted on a quotation system, the mean between the closing representative bid and asked prices for a Unit on the most recent trading day prior to such determination date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(c)            If Units are not publicly traded on an exchange and not quoted on a quotation system, the fair market value of a Unit as determined by the Board in its sole discretion.

2.12           “Fluence Units” shall mean any units or other ownership interest in Fluence (or any successor thereto) issued by Fluence (or any successor thereto) from time to time.

2.13           “Liquidation Event” shall mean unless (i) the Requisite Class A Majority and (ii) the Requisite Class B Majority elect otherwise by written notice sent to the Company at least five (5) Business Days prior to the effective date of any such event:

(a)            a merger or consolidation or any similar transaction or series of related similar transactions in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues Units pursuant to such merger, consolidation, similar transaction or series of related similar transactions; provided, however, that any merger, consolidation, or similar transaction or series of related similar transactions involving the Company or a subsidiary in which the Units outstanding immediately prior to such merger, consolidation or similar transaction or series of related similar transactions continue to represent, immediately following such transaction or series of related transactions, at least a majority, by voting power of the Equity Securities of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly-owned subsidiary of another entity immediately following such merger, consolidation or similar transaction or series of transactions, the parent entity of such surviving or resulting entity shall not constitute a Deemed Liquidation Event; or

(b)            the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or

(c)              the six-month anniversary following an Initial Public Offering.

Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Code, a Liquidation Event shall not occur with respect to an award of Phantom Units unless the underlying transaction or event constitutes a “change in control event” for purposes of Section 409A of the Code.

2.14          “Participant” shall mean any employee, consultant or director who is eligible under Article 5 for, and is selected by the Administrator, in its sole and absolute discretion, to receive, an award of Phantom Units under this Plan and is a party to an Award Agreement.

2.15       “Person” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof.

2.16           “Termination of Consultancy” shall mean the time when the engagement of a Participant as a Consultant to Fluence or a Subsidiary thereof is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with Fluence or any Subsidiary thereof and/or the Consultant becomes (or remains) a Director. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy.

2.17          “Termination of Directorship” shall mean the time when a Participant who is a Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement but excluding a termination where there is a simultaneous commencement of employment with Fluence or any Subsidiary thereof. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of a Director.

2.18         “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and Fluence (and its Subsidiaries), is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by Fluence or one of its Subsidiaries of the Employee and/or the Employee becomes a Director. The Administrator shall determine the effect of all matters and questions relating to Termination of Employment for purposes of the Plan, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause for purposes of the Plan, and all questions of whether a particular furlough or leave of absence constitutes a Termination of Employment for purposes of the Plan.

2.19      “Termination of Services” shall mean the time of any Termination of Employment, Termination of Consultancy or Termination of Directorship, as applicable, following which a Participant no longer provides any services to Fluence or any Subsidiary thereof as (a) an Employee, (b) a Consultant, or (c) a Director.

2.20        “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

2.21        “Strike Price” of a Phantom Unit shall mean the amount designated as such in the applicable Award Agreement with respect to such Phantom Unit. To the extent any Award Agreement does not specify a Strike Price for Phantom Units granted thereunder, the Strike Price of such Phantom Units will equal $0.00.

2.22           “Units” shall mean the Class A-1 Units.

ARTICLE 3.

ADMINISTRATION.

3.1           This Plan shall be administered by the Board or its delegate appointed to serve as the administrator of this Plan pursuant to Section 3.3. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator or any other Person by this Plan or the Fluence LLC Agreement, the Administrator shall have full power and authority to:

(a)            designate Participants;

(b)            designate those Affiliates or other entities whose officers, directors, managers, employees or consultant may participate in this Plan;

(c)            determine the number and type of Phantom Units to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with any award under this Plan;

(d)            determine the terms and conditions of any award under this Plan;

(e)            determine and/or adjust the vested portion of any award under this Plan;

(f)            determine whether, to what extent, and under what circumstances awards under this Plan may be settled in cash, other securities or other property, or canceled, forfeited or suspended and the method or methods by which the awards under this Plan may be settled, canceled, forfeited or suspended;

(g)            prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)            make appropriate adjustments in order to minimize the accounting impact of the Phantom Units and/or any other awards under this Plan;

(i)            interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in this Plan and any instrument or agreement relating to, or any award made under, this Plan;

(j)            establish, adopt, or revise any rules, regulations and sub-plans as it may deem necessary or advisable to administer this Plan;

(k)           establish, amend, suspend or waive such rules, regulations and sub-plans and appoint such agents as it shall deem appropriate for the proper administration of this Plan or as necessary to accommodate the laws of another jurisdiction;

(l)            to the extent applicable, make any other determination or take any other action that the Administrator deems necessary or desirable for the administration of this Plan; and

3.2          Decisions Binding. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan, any Award Agreement or any award made under this Plan shall be within the sole and absolute discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons, including Fluence and its Affiliates, any Participant, any holder of Phantom Units, and any holder or beneficiary of any award made under this Plan. Such designations, determinations, interpretations and decisions by the Administrator need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

3.3            Delegation. Subject to the terms of this Plan, the Board may from time to time delegate to a committee of one or more officers of Fluence or any Affiliate the authority to grant or amend awards under this Plan or to take other administrative actions pursuant to this Article 3. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time (a) act as the Administrator regardless of such delegation and/or (b) rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.3 shall serve in such capacity at the pleasure of the Board. Notwithstanding the foregoing, the Board shall not delegate authority in respect of, and shall at all times be the administrator of the Plan for purposes of, all Phantom Units granted to Directors.

ARTICLE 4.

PHANTOM UNITS.

4.1            Phantom Units. Subject to adjustment as set forth in Article 7, the aggregate number of Phantom Units available for awards under this Plan shall equal 1,080,000 (as may be adjusted from time to time, the “Phantom Unit Pool”). If, after the Effective Date, any Phantom Unit (a) is forfeited or (b) has expired, terminated or been cancelled for any reason whatsoever, in each case, without any payment in respect thereof, then such Phantom Units shall again be available to be awarded hereunder by the Administrator, in its sole and absolute discretion.

ARTICLE 5.

ELIGIBILITY.

5.1            Eligible Persons. Any Person who is an officer, director, manager, employee, consultant or other independent contractor providing services to Fluence or any of its Affiliates shall be eligible to be designated as a Participant in this Plan by the Administrator.

ARTICLE 6.

PHANTOM UNIT AWARDS.

Unless otherwise determined by the Administrator, the following provisions are applicable to Phantom Units:

6.1            General Requirements for Phantom Units. Phantom Units will be awarded pursuant to an Award Agreement. The Administrator will, in its sole discretion, establish the terms and conditions of any Award Agreement, including (a) the number of Phantom Units subject to any award, and (b) the conditions upon which Phantom Units will vest, whether based on continued service over a period of time, Fluence (or any subsidiary or division thereof) or individual performance, or such other criteria as the Administrator deems appropriate.

6.2            Payment on Phantom Units. Unless otherwise set forth in the applicable Award Agreement:

(a)            Within thirty (30) days following vesting of such Phantom Units, Fluence shall (or shall cause one of its Affiliates (including, without limitation, the applicable Participant’s employing entity) to pay to each Participant an amount equal to (a) the number of vested Phantom Units held by such Participant as of the vesting date multiplied by (b) the excess of (i) the Fair Market Value of a Unit corresponding to such vested Phantom Units (the “Phantom Unit Value”), less (ii) the Strike Price of such Phantom Units. The Units corresponding to each Phantom Unit (and the Strike Price, if any) will be set forth in the applicable Award Agreement. To the extent the Phantom Unit Value of a Phantom Unit is less than or equal to the Strike Price at the time of vesting, such Phantom Unit will, unless otherwise determined by the Administrator, be cancelled for no consideration on the date of vesting.

(b)            To the extent the Fair Market Value for purposes of this Section 6.2 is determined upon the occurrence of a Liquidation Event (other than an Initial Public Offering), such Fair Market Value will be determined taking into account the aggregate consideration (including Deferred Consideration) received or eligible to be received in respect of the Units in such Liquidation Event and the Board shall be entitled to attribute any (or no) value to Deferred Consideration in its sole and absolute discretion. Notwithstanding the foregoing, to the extent determined appropriate by the Board, Fluence may elect to exclude consideration of any value attributable to Deferred Consideration from the determination of Fair Market Value for purposes of the payment contemplated by Section 6.2(a) and, in lieu thereof, provide that (A) any portion of the Deferred Consideration payable in respect of Units in a Liquidation Event (other than an Initial Public Offering) will be payable to holders of vested Phantom Units at such time or times and on such terms and conditions as the Deferred Consideration is paid generally to holders of corresponding Units (but, to the extent required by Section 409A of the Code, in no event later than five (5) years after the consummation of the Liquidation Event (and any amounts otherwise payable beyond such fifth anniversary shall be forfeited to the extent necessary to avoid the imposition of taxes on Participants under Section 409A of the Code)), and (B) the amount of Deferred Consideration payable per Phantom Unit as of any date shall equal the total Deferred Consideration payable on such date to a Unit corresponding to such Phantom Unit.

(c)            Form of Payment. Any payment due to a Participant in accordance with this Section 6.2 may be paid in cash or, subject to applicable securities laws, any such other form of consideration deemed appropriate by the Administrator, including without limitation, securities of any acquiring or successor entity(ies) or any Affiliate(s) thereof.

6.3            Restrictions on Transfer. Except as otherwise agreed by the Administrator or set forth in an Award Agreement, or Transfers upon death of the Participant to a Participant’s heirs, executors or administrators or to a trust under such Participant’s will, no Participant shall Transfer any Phantom Units awarded under this Plan and any such Transfer shall be void and unenforceable against Fluence or any of its Affiliates.

ARTICLE 7.

ADJUSTMENTS

7.1            Adjustments for Changes and Certain Other Events. Notwithstanding anything to the contrary in any Award Agreement (but in all events subject to and to the extent permitted by applicable law, including Section 409A of the Code (if applicable)), in the event that the Administrator determines in its sole and absolute discretion that any (1) Liquidation Event, other sale, dividend or distribution (whether in the form of cash, Fluence Units, securities or other property), recapitalization, reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, issuance or exchange of Fluence Units, other ownership interests or other securities of Fluence, (2) other unusual or nonrecurring transaction or event affecting Fluence or the financial statements of Fluence, (3) change in any applicable laws or accounting principles affects the Phantom Units (or the Units corresponding thereto) such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or any Award Agreement, to facilitate such transaction or event in any way, or to give effect to such changes in applicable law or accounting principles, then the Administrator may in its sole and absolute discretion, either by the terms of the award or by action taken prior to the occurrence of such transaction or event, unilaterally take any one or more of the following actions:

(a)            To provide for the cancellation of any such award in exchange for either an amount of cash or other property with a value equal to the Fair Market Value of the vested portion of such award, as determined by the Administrator in its discretion; provided that, if such Fair Market Value of the vested portion of such award is equal to or less than zero dollars ($0), then the such award may be terminated without payment;

(b)            To provide that (i) such award will vest in whole or in part in connection with the applicable event, or (ii) the unvested portion of such award will terminate (without any requirement for payment of consideration) and cannot vest or become payable after the applicable event;

(c)            To provide that such award be assumed by the successor or surviving entity, or an Affiliate thereof, or shall be substituted for by awards the payment of which relates to the securities of the successor or surviving entity, or an Affiliate thereof, with appropriate adjustments as to the amount and kind of securities relating to any such payment, in all cases, as determined by the Administrator;

(d)           To make adjustments in the amount and kind of securities or property in respect of which payment is related for purposes of outstanding awards, and/or in the terms and conditions of, and the criteria included in, outstanding awards or awards which may be granted in the future (including, without limitation, with respect to the Phantom Unit Pool, the Strike Price and vesting terms and conditions).

7.2            Reservation of Rights. Except as expressly provided in the Plan, an applicable Award Agreement or pursuant to action of the Administrator under the Plan, (a) no Participant shall have any rights by reason of any subdivision or consolidation of Fluence Units, the payment of any distribution, any increase or decrease in the number of Fluence Units of any class or any dissolution, liquidation, merger or consolidation of Fluence or any other Person, and (b) no issuance by Fluence of Fluence Units of any class, or securities convertible into Fluence Units of any class, or any Phantom Units (or similar equity-based arrangements) shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Phantom Units subject to an award. The existence of the Plan, any Award Agreements and the awards granted hereunder shall not affect or restrict in any way the right or power of Fluence and its Affiliates to make or authorize (i) any adjustment, recapitalization, reorganization or other change in Fluence’s capital structure or its business, (ii) any merger, consolidation, dissolution or liquidation of Fluence or sale of Fluence assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Units or that are convertible into or exchange for Fluence Units. The Administrator may in its discretion treat Participants and awards (or portions thereof) differently under this Article 7.

ARTICLE 8.

AMENDMENT AND TERMINATION.

8.1          The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided that, any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participant shall not to that extent be effective without the written consent of holders of a majority-in-interest of the Phantom Units held by all such adversely affected Participants, taking in account, for such purpose, all such outstanding interests, whether or not then vested. Notwithstanding the foregoing or any other provision of this Plan, (a) no consent shall be required with respect to an amendment made to conform this Plan to the Fluence LLC Agreement, as currently in effect or as such agreements may subsequently be amended, (b) the Board may increase or otherwise modify the aggregate number of Phantom Units available for issuance under this Plan without the consent of any Participant, and (c) Fluence may assign any of its rights or obligations under the Plan or any Award Agreement without the consent of any Participant to any successor or any of its Affiliates in connection with any Liquidation Event or similar event or circumstance, or to any of the Affiliates of Fluence (including, without limitation, the employing entity of any Participant) and following any such assignment, Fluence shall no longer have any liability with respect to the rights and obligations so assigned.

8.2            Nothing in this Plan or in any Award Agreement shall limit or otherwise affect the ability to amend or modify the Fluence LLC Agreement in accordance with its terms (including, without limitation, any amendment or modification of the rights and obligations of the Class A-1 Units thereunder (including any applicable tag-along, drag-along, registration, lock-up, right of first refusal or other similar rights associated with such Class A-1 Units) and any amendment to increase the number of outstanding Fluence Units or to add a new class of Fluence Units, including any class with rights superior to those of the Units) and no consent or action from any holder of Phantom Units shall be required in order to effect any such amendment or modification.

ARTICLE 9.

GENERAL PROVISIONS.

9.1            No Rights to Awards. No Person shall have any claim to receive any award under this Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Phantom Units awarded or the manner in which awards are made. The terms and conditions of awards made under this Plan need not be the same with respect to each Participant.

9.2            Taxation.

(a)            A Participant may be required to pay to Fluence or any of its respective Affiliates, and Fluence, and its respective Affiliates shall have the right and are hereby authorized to withhold from any payment due in respect of, or Transfer made with respect to, any Phantom Units, or from any other amount owing to a Participant (including in connection with any Transfers), the amount (in cash, securities or other property, as determined by the Administrator) of any applicable taxes in respect of Phantom Units or any payment or Transfer under an Award Agreement or this Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such taxes. Each Participant shall indemnify Fluence and its Affiliates against any and all liability for withholding tax, income tax, and any other taxes (including, Federal, State and local and foreign taxes, social security or insurance contributions and employee National Insurance contributions) that are attributable to (i) the grant or vesting of or any other benefit derived by the Participant from, Phantom Units or (ii) any payment made, directly or indirectly, to the Participant in respect of any Phantom Units.

(b)            To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Phantom Units may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Phantom Units from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A. Notwithstanding anything herein to the contrary, no provision of the Plan or any Award Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from any Participant or other Person to Fluence or any of its Affiliates, employees or agents.

(c)            Payments under the Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code, to the extent applicable, and shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date, the Administrator nevertheless determines that any Phantom Units may be or become subject to Section 409A of the Code, the Administrator is hereby authorized (without any obligation to do so or to indemnify any Participant for failure to do so), in its discretion, to adopt such amendments to the Plan and/or the applicable Award Agreement(s) or to adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Administrator determines to be necessary or appropriate to cause the Phantom Units to comply with or be exempt from Section 409A of the Code and thereby avoid the application of penalty taxes thereunder. Nothing in the Plan or any Award Agreement shall transfer any liability in respect of Section 409A of the Code from any Participant or other Person to Fluence or any of its Affiliates or any of their respective directors, employees or representatives.

9.3           No Limit on Other Compensation Arrangements. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for Fluence or any Affiliate. Nothing in this Plan shall be construed to limit the right of Fluence or any Affiliate (a) to establish any other forms of incentives or compensation for managers, employees or consultants of Fluence or any Affiliate; or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

9.4           No Right to Employment or Service. No award made hereunder shall be construed as giving a Participant the right to be retained in the service of, or in any other continuing relationship with, Fluence or any of its Affiliates nor interferes with or restricts in any way the rights of Fluence or any of its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of a Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Fluence or any of its Affiliates.

9.5            Unfunded Plan. Nothing in the Plan or any Award Agreement shall entitle a Participant to payment of any specified property or payment out of a trust fund or other security device created for the benefit of Participants. Any claim to payment which a Participant has with respect to Phantom Units shall be only as a general creditor of Fluence. Fluence’s obligations under the Plan are both unfunded and unsecured. Subject to any assignment consistent with Section 8.1, the liability for payment with respect to Phantom Units is a liability of Fluence alone and not of any of its Affiliates or any employee, officer, director, member of Fluence or any of its Affiliates.

9.6           Not Fluence Units. No Participant or successor in interest shall be deemed to be a member of Fluence or have any right to receive any securities of Fluence by virtue of the Plan or any award hereunder. Phantom Units represent only a potential payment in the form set forth in Section 6.2(c) that may become payable on the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards under the Plan shall not represent actual units or other equity interests in Fluence or a security interest in any of the assets held by Fluence. Notwithstanding the foregoing or anything to the contrary contained herein or in any Award Agreement, if the Committee determines that a Phantom Unit or the form of payment with respect to a Phantom Unit shall constitute a security of Fluence, its successors, or any other entities, no such security shall be issued to any Participant unless such security is then registered under the Securities Act and applicable state securities laws or, if such security is not then so registered, the Committee has determined that such issuance would be exempt from the registration requirements of the Securities Act and applicable state securities laws.

9.7            Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that (a) such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of Fluence or any of its Affiliates and (b) on his or her behalf and on behalf of each of his or her beneficiaries that such award will not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the Participant that is payable to his or her beneficiaries under any life insurance plan. This Plan is not a “retirement plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974, as amended.

9.8            No Trust or Fiduciary Relationship Created. Neither this Plan nor any award made under this Plan shall create or be construed to create a trust or a fiduciary relationship between Fluence or any of its Affiliates and a Participant or any other Person.

9.9            Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a manager, director, equityholder, officer, other employee, representative or agent of Fluence or any Affiliate of Fluence will be liable to any current or former Participant or any spouse, beneficiary or immediate family member thereof, or any other Person for any claim, loss, liability, or expense incurred in connection with the Plan, any Award Agreement or any award, nor will such individual be personally liable with respect to the Plan or any Award Agreement because of any contract or other instrument he or she executes in his or her capacity as an Administrator, manager, director, equityholder, officer, other employee, representative or agent of Fluence or any Affiliate of Fluence. Fluence will indemnify and hold harmless each manager, director, equityholder, officer, other employee, representative and agent of Fluence or any Affiliate of Fluence to whom any duty or power relating to the administration or interpretation of the Plan or any Award Agreement has been or will be granted or delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such Person’s own fraud or bad faith or otherwise limited by applicable law.

9.10           Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

9.11           Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

9.12           Interpretation. The language in this Plan shall be construed as a whole and according to its fair meaning. Any presumption or principle that such language is to be construed against Fluence or a Participant shall not apply. The headings in the Plan are used solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. Any references to articles, paragraphs, subparagraphs, sections or subsections are to those parts of this Plan, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” and “all” shall mean “any and all”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Plan and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Persons referred to may require.

9.13            Relationship between Plan and Award Agreements. In the event of a conflict between any term or provision contained herein and a term or provision of an Award Agreement, the applicable terms and provisions of the Plan will govern and prevail (unless explicitly set forth to the contrary in such Award Agreement).

9.14           Electronic Delivery. Fluence may, in its sole discretion, deliver any documents or disclosures related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery.

9.15           Data Privacy. Fluence will hold, collect and otherwise process certain personal data as set out in Fluence’s privacy notice, which is on the intranet. All personal data will be treated in accordance with applicable data protection laws and regulations.

ARTICLE 10.

TERM OF THIS PLAN.

This Plan shall be effective as of December 23, 2020, the date the Plan was approved by the Board (the “Effective Date”).

SUB-PLAN TO

PHANTOM EQUITY INCENTIVE PLAN

FOR GERMAN PARTICIPANTS

In addition to the terms of the Plan and the Award Agreement, the Phantom Units issued to Participants located in Germany are subject to the following additional terms, conditions and provisions (this “Sub-Plan”).

Article 2 shall be revised to include the following defined term:

“Taxes” has the meaning given to such term in Section 9.2(a).

Section 9.2(a) shall be replaced with the following:

(a)           Each Participant shall indemnify Fluence and its Affiliates against any and all liability for withholding tax, income tax, and any other taxes, including, Federal, State and local and foreign taxes, social security or insurance contributions and employee National Insurance contributions (together “Taxes”) that are attributable to (i) the grant or vesting of or any other benefit derived by the Participant from, Phantom Units or (ii) any payment made, directly or indirectly, to the Participant in respect of any Phantom Units. Fluence, and any of its respective Affiliates shall have the right and are hereby authorized to withhold from any payment due in respect of, or Transfer made with respect to, any Phantom Units, or from any other amount owing to a Participant (including in connection with any Transfers), the amount (in cash, securities or other property, as determined by the Administrator) of any applicable Taxes in respect of Phantom Units or any payment or Transfer under an Award Agreement or this Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such Taxes.

PHANTOM UNIT AWARD AGREEMENT

UNDER THE

FLUENCE ENERGY, LLC PHANTOM EQUITY INCENTIVE PLAN

This Phantom Unit Award Agreement (this “Agreement”) by and among Fluence Energy, LLC, a Delaware limited liability company (“Fluence”) and [_______] (“Participant”), is entered into and made effective as of [_____] (the “Grant Date”) pursuant to the Fluence Energy, LLC Phantom Equity Incentive Plan (the “Plan”). Capitalized terms used and not defined in this Agreement have the same meanings ascribed to such terms in the Plan, or if not defined in the Plan, in the LLC Agreement.

RECITALS

WHEREAS, Fluence has adopted the Plan and, pursuant to the Plan, may issue Phantom Units;

WHEREAS, Participant is employed by or otherwise provides service to Fluence or one or more of its direct or indirect Affiliates; and

WHEREAS, in connection with Participant’s provision of service to Fluence or one or more of its direct or indirect Affiliates, Fluence has agreed to grant Phantom Units to Participant on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Grant of Phantom Units.

(a)            Grant of Phantom Units. Subject to the terms and conditions of this Agreement, Fluence hereby grants to Participant [___]Phantom Units (the “Phantom Units”), which correspond to Class A-1 Units and have a Strike Price equal to $[ ● ], on the terms and conditions set forth herein and in the Plan.

(b)            Payment on Phantom Units. Each Phantom Unit, to the extent such Phantom Unit vests and is not forfeited as provided under this Agreement and the Plan, shall confer upon Participant the right to receive the payment provided under Section 6.2 of the Plan.

2.            Vesting and Forfeiture Provisions. The Phantom Units shall be subject to the following vesting and forfeiture provisions:

(a)            Units Subject to Vesting. The Phantom Units shall, unless otherwise determined by the Board, become vested upon a Liquidation Event, provided that the Participant remains continuously employed or engaged in active service by Fluence or any of its Subsidiaries (and no Termination of Services occurs) from the Grant Date through the consummation of such Liquidation Event. Phantom Units that vest pursuant to this Section 2(a) shall be referred to as “Vested Units.” Until all the Phantom Units become Vested Units in accordance with this Section 2(a), the unvested portion of the Phantom Units shall be “Unvested Units”.

(b)            Treatment of Unvested Units. Upon the Termination of Service of Participant for any reason, Participant’s Phantom Units that constitute Unvested Units, as of the date of such Termination of Service, shall be automatically forfeited and extinguished for no consideration without further action by Fluence on the date of such Termination of Service, and Participant shall have no further rights with respect to such Unvested Units.

3.            Restrictions on Transfer; Representations.

(a)            Transfer of Interest. In addition to (i) the restrictions on Transfer set forth in the Plan, and (ii) such special forfeiture conditions and other Transfer restrictions as the Board may determine, Participant shall not Transfer any Phantom Units (or any rights with respect thereto) without the prior written consent of the Board (except Transfers upon death of Participant to a Participant’s heirs, executors or administrators or to a trust under such Participant’s will).

(b)          Participant Representations. In connection with the issuance and acquisition of the Phantom Units under this Agreement, Participant hereby represents and warrants to Fluence as follows:

(i)              Participant has the legal capacity to execute, deliver and perform his or her obligations under this Agreement.

(ii)        Participant has been furnished with, and has had access to, such information as Participant considers necessary or appropriate regarding the terms and conditions of the issuance of the Phantom Units.

4.            Successors and Assigns. Except as otherwise expressly provided to the contrary in the Plan or this Agreement (and subject to any limitations on transferability in the Plan or this Agreement), the provisions of this Agreement shall inure to the benefit of, and be binding upon, Fluence and its respective successors and assigns and be binding upon Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

5.            No Retention Rights. Nothing in this Agreement shall confer upon Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of Fluence (or any direct or indirect subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason.

6.            Miscellaneous Provisions.

(a)            Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)            Venue. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the courts of the State of Delaware or any United States federal court of the District of Delaware, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of notice in accordance with Section 6(d) of this Agreement.

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(c)            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE, SHE OR IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)            Notices. All notices required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, (iii) upon receipt of a facsimile transmission by the recipient, or (iv) upon receipt of electronic mail by the recipient. Such notices, requests and consents shall be given (A) to Participant at his or her number, address or e-mail address in Fluence’s personnel records, or such other number, address or e-mail address as Participant may specify by notice to Fluence in accordance with this Section 6(d), and (B) to Fluence at the address of the principal office of Fluence at 4601 N. Fairfax Drive, Suite 600, Arlington, VA 22203, Attention: General Counsel with a copy to the Chief Human Resources Officer.

(e)            Section 280G.

(i)            Except as otherwise provided in subsection (ii) below, in the event that it shall be determined that any right to receive the Phantom Units, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting of the Phantom Unit and taking into account the effect of this Section) or any employment or other agreement or arrangement by and between the Participant and Fluence or any of its Affiliates, to or for the benefit of the Participant (the “Payments”), would, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements or benefit plans of Fluence or any of its Affiliates or otherwise, be nondeductible by Fluence (or other Person making such payment or providing such benefit) as a result of Section 280G of the Code and/or would subject the Participant to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then, to the extent necessary to make the Payments deductible and to exempt the Payments from the Excise Tax (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Phantom Unit or any other right, payment or benefit under this Agreement shall not become vested or paid and, if requested, Participant shall execute a waiver in Fluence’s applicable form to effect this Section 6(e).

(ii)            Notwithstanding any other provision of this Agreement, the provisions of subsection (i) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code and/or would subject the Participant to the Excise Tax are disclosed to and approved by the appropriate equityholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

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(iii)            Fluence shall use commercially reasonable efforts to (i) prepare and deliver to (or cause to be prepared and delivered to) the applicable equityholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and (i) seek the vote of such equityholders pursuant to subsection (b) above in a timely manner.

(f)            Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Administrator determines that the Phantom Unit may be subject to Section 409A of the Code, the Administrator may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Administrator determines are necessary or appropriate to (a) exempt the Phantom Units from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A of the Code be transferred from the Participant or any other Person to Fluence or any of its Affiliates, employees or agents pursuant to the terms of this Agreement or otherwise.

(g)            Integration. Except as expressly provided otherwise, all of the terms and conditions set forth in the Plan shall apply to Participant and Participant expressly agrees to be bound by the terms of the Plan. This Agreement and the exhibits attached to this Agreement, together with the Plan, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The grant of the Phantom Units pursuant hereto satisfies any obligation of Fluence or any of its Affiliates to grant profits interest units, Phantom Units or similar or related awards to Participant in any prior agreement or understanding among the parties.

(h)            Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.

(i)            Reliance on Counsel and Advisors. Participant acknowledges that Participant has had the opportunity to review this Agreement, including all exhibits and attachments hereto, and the transactions contemplated by this Agreement with Participant’s own legal counsel, tax advisors and other advisors. Participant is relying solely on Participant’s own counsel and advisors and not on any statements or representations of Fluence or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

(j)            Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile or electronic copies of signed signature pages shall be binding originals.

(k)            Forfeiture. Notwithstanding anything to the contrary herein, if this Agreement is not executed and returned to Fluence by Participant within sixty (60) days after the Grant Date, the Phantom Units evidenced hereby shall be forfeited and return to the status of being available for grant under the Plan.

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IN WITNESS WHEREOF, the parties hereto have executed this Phantom Unit Award Agreement as of the Grant Date.

FLUENCE:

FLUENCE ENERGY, LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Phantom Unit Award Agreement]

PARTICIPANT:

___________________________

[PARTICIPANT NAME]